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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): APRIL 10, 2000

                          SCB COMPUTER TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)


        TENNESSEE                    000-27694                 62-1201561
(State or other jurisdiction        (Commission              (IRS Employer
     of incorporation)              File Number)         Identification Number)


         3800 FOREST HILL-IRENE, SUITE 100, MEMPHIS, TENNESSEE      38125
                (Address of principal executive offices)          (Zip Code)

       Registrant's telephone number, including area code: (901) 754-6577

                                       N/A
          (Former name or former address, if changed since last report)

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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Ernst & Young LLP resigned as the independent auditor of SCB Computer Technology, Inc. (the "Company") effective as of April 10, 2000. The Company has commenced the selection process for a new independent auditor but has not engaged a new auditor as of the date hereof.

At a meeting held on March 27, 2000, five Company employees informed the audit committee of the Company's board of directors of their concerns regarding potential accounting irregularities affecting the Company's financial statements. The alleged irregularities principally relate to the appropriateness and timing of the recognition by the Company of certain items of revenue and expense during the two fiscal years in the period ended April 30, 1999, and the subsequent interim periods. The audit committee decided at the meeting that the interests of the Company and its shareholders would be best served by conducting an independent, objective investigation into the allegations. The audit committee, composed of three outside, independent directors, is leading the investigation. The audit committee has retained the Company's legal counsel, Baker Donelson Bearman & Caldwell PC, to assist the audit committee in conducting the investigation. Also assisting in the investigation are Ernst & Young LLP, which has agreed to continue in this role notwithstanding its resignation as the Company's independent auditor, and KPMG LLP, another independent accounting firm. The audit committee's investigation is currently at an early stage and is expected to be completed within the next 30-60 days.

As a result of the allegations and the investigation proceedings to date, Ernst & Young LLP advised the audit committee at a meeting held on April 10, 2000, that information has come to its attention that could materially impact the fairness and reliability of the Company's financial statements for each of the two fiscal years in the period ended April 30, 1999, and for the subsequent interim periods. In addition, pending the completion of the ongoing investigation, Ernst & Young LLP advised the audit committee that based on such information Ernst & Young LLP is uncertain as to whether it will be able to continue to be associated with restated Company financial statements. Based on these determinations, Ernst & Young LLP advised the audit committee of its resignation as the Company's independent auditor effective as of April 10, 2000.

The reports of Ernst & Young LLP on the Company's financial statements for the two fiscal years in the period ended April 30, 1999, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In addition, in connection with the audits of the Company's financial statements for each of the two fiscal years in the period ended April 30, 1999, and in the subsequent interim periods, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the matter in connection with its report.

Based on the information presented to the audit committee to date, the Company anticipates that it will restate its audited financial statements for each of the two fiscal years in the period ended April 30, 1999, and its unaudited financial statements for the subsequent interim periods. The adjustments to the financial statements could have a material adverse effect on the amount of revenue and net income recognized by the Company during certain fiscal periods and the timing of revenue and net income recognition as between various periods. Because the investigation is at an early stage, the Company cannot currently estimate the amount of the required adjustments to its financial statements. Revised financial statements of the Company for the affected periods will be issued upon the completion of the investigation by the audit committee.

The Company has requested Ernst & Young LLP to furnish it a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter dated April 14, 2000, is filed as Exhibit 16 to this Form 8-K.

On April 14, 2000, SCB issued a press release relating to the matters discussed above. A copy of that press release is filed as Exhibit 20 hereto.



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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (c) Exhibits:



Exhibit
Number                            Description
------                            -----------

 16 Letter dated April 14, 2000, from Ernst & Young LLP to the Securities and Exchange Commission.

 20      Press release issued by SCB Computer Technology, Inc., on April 14, 2000.






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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 14, 2000


                                              SCB COMPUTER TECHNOLOGY, INC.



                                              By: /s/  Michael J. Boling
                                                 ------------------------------
                                                     Michael J. Boling
                                                  Chief Financial Officer





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                                  EXHIBIT INDEX



Exhibit
Number                               Description
------                               -----------

  16 Letter dated April 14, 2000, from Ernst & Young LLP to the Securities and Exchange Commission.

  20     Press release issued by SCB Computer Technology, Inc., on April 14, 2000.






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